UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2016

ClearOne, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 8, 2016, ClearOne, Inc. held its 2016 Annual Meeting of Shareholders at which ClearOne’s shareholders voted on the three proposals listed below. The final voting results with respect to each proposal are also set forth below. As of April 28, 2016, the record date for the meeting, there were 9,191,333 shares of common stock were issued and outstanding.

1.	Election of Directors: Four out of five existing directors were re-elected to serve terms expiring at the 2017 Annual Meeting of Shareholders of the Company.

Nominee	Votes For(1)	Votes withheld
Zeynep Hakimoglu	4,553,939	44,714
Brad R. Baldwin	4,553,964	44,689
Larry R. Hendricks	4,537,683	60,970
Eric L. Robinson	4,550,381	48,272

2.	Ratification of the appointment of Tanner, LLC as ClearOne’s independent public accountants: Our shareholders ratified the appointment of Tanner, LLC as our independent public accountants.

Votes For(1)	Votes against	Votes abstained	Broker Non-votes
7,178,541	25,368	90,174	—

3.	Advisory vote on the compensation of our named executive officers: Our shareholders approved the compensation of our named executive officers.

Votes For(1)	Votes against	Votes abstained	Broker Non-votes
4,245,523	298,222	54,908	2,695,430

Note (1) : Votes reported as adjusted pursuant to the provisions of Utah Control Shares Acquisitions Act, as approved by ClearOne shareholders on December 3, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date:	June 13, 2016	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer